Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Paymentus Holdings, Inc. of our report dated February 23, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Paymentus Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 24, 2026